As filed with the Securities and Exchange Commission on December 2, 1998
                                                 Registration No. 333-
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                     SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, DC 20549
                             __________________

                                  FORM S-8

                           REGISTRATION STATEMENT
                                 UNDER THE
                           SECURITIES ACT OF 1933

                            UNITRODE CORPORATION
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           (Exact Name of Registrant as Specified in Its Charter)

                                  Maryland
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       (State or Other Jurisdiction of Incorporation or Organization)

                                 04-2271186
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                    (I.R.S. Employer Identification No.)

          7 Continental Boulevard, Merrimack, New Hampshire 03054
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            (Address of Principal Executive Offices) (Zip Code)

                      BENCHMARQ MICROELECTRONICS, INC.
                           1989 STOCK OPTION PLAN

                      BENCHMARQ MICROELECTRONICS, INC.
                      1995 FLEXIBLE STOCK OPTION PLAN
 ---------------------------------------------------------------------------
                           (Full Title of Plans)

                             Allan R. Campbell
            Senior Vice President, General Counsel and Secretary
                            Unitrode Corporation
                          7 Continental Boulevard
                       Merrimack, New Hampshire 03054
 ---------------------------------------------------------------------------
                  (Name and Address of Agent for Service)

                               (603) 424-2410
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                  (Telephone Number, Including Area Code,
                           of Agent For Service)


                      CALCULATION OF REGISTRATION FEE

   Title of Securities              Amount to be     Proposed           Proposed Maximum     Amount of
   to be Registered                 Registered       Maximum Offering   Aggregate Offering   Registration Fee
                                                     Price Per Share    Price

 BENCHMARQ Microelectronics, Inc.    441,485         $16.07(2)           $7,094,664(2)         $1973
 1989 Stock Option Plan (1)

 Common Stock, par value
 $.01 per share

 BENCHMARQ Microelectronics, Inc.    987,133         $16.07(2)           $15,863,228(2)        $4410
 1995 Flexible Stock Option Plan (1)

 Common Stock, par value
 $.01 per share

-----------------------
 (1) Pursuant to an Agreement and Plan of Merger (the "Merger Agreement") by and among Unitrode Corporation (the "Registrant"), Merrimack Corporation ("Sub") and BENCHMARQ Microelectronics, inc. ("BENCHMARQ")dated as of March 2, 1998, the Registrant assumed all of the outstanding options to purchase common stock of BENCHMARQ (the "Assumed Options") under the BENCHMARQ Microelectronics, Inc. 1989 Stock Option Plan and the BENCHMARQ Microelectronics, Inc. 1995 Flexible Stock Option Plan (together, the "BENCHMARQ Plans").

 (2) Estimated solely for the purpose of calculating the registration fee pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act based on the average of the high and low prices per share of the Registrant's Common Stock as traded on the New York Stock Exchange on November 27, 1998.



                                   PART I
            INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

 Item 1.   Plan Information.

      The Registrant will send or give the documents containing the information specified in this Item 1 to employees, officers, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and the instructions to Form S-8, the Registrant is not filing such documents with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

 Item 2.   Registrant Information and Employee Plan Annual Information.

      The Registrant will send or give the documents containing the information specified in this Item 2 to employees, officers, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and the instructions to Form S-8, the Registrant is not filing such documents with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

                                  PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

 Item 3.  Incorporation of Documents by Reference.

      The following documents and Information heretofore filed with the Commission by the Registrant are incorporated herein by reference:

           (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended January 31, 1998; (the consolidated financial statements included therein have not been restated to reflect the business combination consummated since January 31, 1998 that was treated as a pooling of interests)


           (b) The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended May 2, 1998 and August 1, 1998;

           (c) The Registrant's Current Reports on Form 8-K and Form 8-K/A filed March 4, 1998, April 8, 1998, June 15, 1998, June 22,
                1998, June 24, 1998, June 25, 1998, August 4, 1998 and
                October 7, 1998;

           (d) The description of the Registrant's common stock, par value $.01 per share, set forth in the Registrant's Registration Statement on Form S-8 dated September 13, 1995, including any amendments or reports filed for the purpose of updating such description.

      All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold under this Registration Statement, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superceded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supercedes such earlier statement. Any statement so modified or superceded shall not be deemed, except as so modified or superceded, to constitute part of this Registration Statement.

 Item 4.   Description of Securities.

      Not applicable.

 Item 5.   Interests of Named Experts and Counsel.

      None.

 Item 6.   Indemnification of Officers and Directors.

      The Maryland General Corporation Law, as amended from time to time (the "MGCL"), permits a Maryland corporation to include in its articles of incorporation a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Registrant's Articles of Incorporation contain such a provision which eliminates such liability except (a) to the extent that it is proved that the person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received, or (b) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause adjudicated in the proceeding.

 The Registrant's By-Laws obligate it, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer or (b) any individual who, while a director of the Registrant and at the request of the Registrant, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The Registrant's By-Laws also permit the Registrant to indemnify and advance expenses to any person who served a predecessor of the Registrant in any of the capacities described above and to any employee or agent of the Registrant or a predecessor of the Registrant.

 The MGCL requires a corporation (unless its articles of incorporation provide otherwise, which the Registrant's Articles of Incorporation do not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation but, pursuant to court order, may indemnify for expenses in such a suit. In addition, the MGCL requires the Registrant, as a condition to advancing expenses, to obtain (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the Registrant required by the MGCL and as authorized by the Registrant's By-Laws and (b) a written undertaking by or on his behalf to repay the amount paid or reimbursed by the Registrant if it shall ultimately be determined that the standard of conduct was not met.

 The Registrant's officers and directors are insured against certain liabilities under a policy maintained by the Registrant with aggregate coverage of $10,000,000.

 Item 7.  Exemption From Registration Claimed.

      Not applicable.

 Item 8.   Exhibits.

 Exhibit
 Number     Description
 ------     -----------

  4.1       BENCHMARQ Microelectronics, Inc. 1989 Stock Option Plan

  4.2       BENCHMARQ Microelectronics, Inc. 1995 Flexible Stock Option Plan

  5.1 Opinion of Ballard Spahr Andrews & Ingersoll, LLP regarding legality of securities being registered.

  23.1 Consent of Ballard Spahr Andrews & Ingersoll, LLP (included as part of its opinion filed as Exhibit 5.1).

  23.2      Consent of PricewaterhouseCoopers LLP.

  24.1 Power of Attorney (included on the signature page of this S-8 Registration Statement).

 Item 9.   Undertakings.

 The undersigned Registrant hereby undertakes:

   (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

   (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

   (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the Information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

   (iii) To include any material Information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such Information in the registration statement.

   (2) That, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
   Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



                                 SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Merrimack, State of New Hampshire, on this 30th day of November, 1998.

                             UNITRODE CORPORATION


                             By: /s/ Robert J. Richardson
                                --------------------------
                                 Robert J. Richardson
                                 Chairman and
                                 Chief Executive Officer


                             POWER OF ATTORNEY

   KNOW ALL PERSONS BY THESE PRESENT, that each individual whose signature appears below constitutes and appoints Robert J. Richardson, and Allan R. Campbell, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 30, 1998.


      Signature                     Title
      ---------                     -----

   /s/ Robert J. Richardson     Chairman, Chief Executive
   ------------------------     Officer and Director
   Robert J. Richardson         (principal executive officer)

   /s/ Cosmo S. Trapani         Executive Vice President,
   ------------------------     and Chief Financial Officer
   Cosmo S. Trapani             (principal financial officer)

   /s/ Robert L. Gable          Director
   ------------------------
   Robert L. Gable

   /s/ James T. Vanderslice     Director
   ------------------------
   James T. Vanderslice

   /s/ Louis E. Lataif          Director
   -------------------------
   Louis E. Lataif

   /s/ William W.R. Elder       Director
   -------------------------
   William W.R. Elder

   /s/ Derrell C. Coker         Director
   -------------------------
   Derrell C. Coker

   /s/ Alan R. Schuele          Director
   -------------------------
   Alan R. Schuele

   /s/ Dietrich Erdmann         Director
   -------------------------
   Dietrich Erdmann




                               EXHIBIT INDEX

 Exhibit Number      Description
 --------------      -----------

    4.1              BENCHMARQ Microelectronics, Inc. 1989 Stock Option Plan

    4.2              BENCHMARQ Microelectronics, Inc. 1995 Flexible Stock
                     Option Plan

    5.1 Opinion of Ballard Spahr Andrews & Ingersoll, LLP regarding legality of securities being registered.

    23.1 Consent of Ballard Spahr Andrews & Ingersoll, LLP (included as part of its opinion filed as Exhibit 5.1).

    23.2             Consent of PricewaterhouseCoopers LLP.

    24.1 Power of Attorney (included on the signature page of this S-8 Registration Statement).